Exhibit 10.1

FOURTH AMENDMENT TO LEASE AGREEMENT

THIS FOURTH AMENDMENT TO LEASE AGREEMENT (this “Amendment”) is made and entered into by and between SWEETWELL INDUSTRIAL ASSOCIATES, L.P., a Delaware limited partnership (“Landlord”) and SYPRIS ELECTRONICS, LLC, a Delaware limited liability company (“Tenant”). This Amendment is also being joined into by UNIVERSITY RESIDENCES-TAMPA, LLC, an Ohio limited liability company (the “Developer”), for the limited purposes set out in this Amendment and the attached Joinder of Developer of Released Land. This Amendment is effective on the date (the “Effective Date”) that it is executed by the last of Landlord, Tenant and Developer.

WHEREAS, Tenant is the current lessee, and Landlord is the current lessor, under that certain Lease Agreement dated April 27, 1979 by and between John Hancock Mutual Life Insurance Company, as lessor, and Honeywell, Inc., as lessee, which Lease Agreement demises certain premises (the “Demised Premises”) located in the City of Tampa, Hillsborough County, Florida and legally described on Page 1 of the Lease Agreement; the original Lease Agreement, as amended by First Amendment to Lease Agreement made as of the 25th day of October 1991 (the “First Amendment”), as further amended by Agreement Relating to Fourth Renewal of Lease last dated November 1, 2000 (the “Second Amendment”), as supplemented by that Letter Agreement between Landlord and Tenant dated August 30, 2006 (the “Letter Agreement”), and as further amended by Third Amendment to Lease Agreement made as of the 12th day of October 2006 (the “Third Amendment”) is referred to in this Amendment as the “Lease”; and

WHEREAS, Landlord has requested the Reduction Amendment be entered into and the Land Release occur prior to the satisfaction of all the conditions for the Land Release, all as defined and set out in the Third Amendment, and Tenant is willing to allow the Land Release to occur prior to the satisfaction of all the conditions for the Land Release set out in the Third Amendment, on and subject to the terms and conditions of this Amendment.

NOW, THEREFORE, for and in consideration of the mutual promises and covenants contained herein, along with other good and valuable consideration, the receipt and sufficiency of which is hereby acknowledged, the parties agree as follows:

1. Recitals and Definitions. The above Recitals are true and correct and are a part of this Amendment. Words used in this Amendment without definition, but which are defined in the Lease, have the same meaning in this Amendment as in the Lease.

2. Reduction in Demised Premises. The land legally described on Exhibit “A-1” and shown on Exhibit “A-2” to this Amendment is the Released Land and is hereby released from the Lease and removed from the Demised Premises. The Effective Date of this Amendment is the Land Release Date. Following the Effective Date, the land included in the Demised Premises shall be that land legally described on Exhibit “B-1” and shown on Exhibit “B-2” to this Amendment.

3. Tenant Improvement Allowance. The references to “thirty (30) months” in Section 5 of the Third Amendment are hereby changed to “forty-two (42) months” and the reference to “30-month” in Section 5 of the Third Amendment is hereby changed to “42-month”. Exhibit B to the Third Amendment is hereby replaced with Exhibit “X” attached to this Amendment.

4. Landlord’s Work. Landlord intends, acknowledges and confirms that, under the Third Amendment, Landlord is required to perform, at its cost and expense, all alterations and other work required to the Released Land or the Retained Land to allow the division of the Released Land and the Retained Land into separate ownership and to cause the Retained Land to be in compliance with all applicable Code Requirements (defined in the Third Amendment and referred to herein as the “Landlord’s Work”). A summary of the contemplated Landlord’s Work is set out on Exhibit “C-1” to this Amendment.

5. Plans and Specifications for Landlord’s Work. Prior to the Effective Date, Landlord and Tenant have agreed upon plans and specifications for the Landlord’s Work (as agreed upon, the “Approved Plans”). All work reflected on (or reasonably inferred from to achieve the results intended by) the Approved Plans shall be performed as part of Landlord’s Work. Three (3) full sets of the Approved Plans have been initialed by the Landlord, Tenant and Developer, and each has possession of one of the sets. The Approved Plans shall include a construction sequencing schedule for Landlord’s Work (the “Construction Schedule”). If following the agreement upon the Approved Plans it is reasonably determined that additional work is needed to achieve compliance with all applicable Code Requirements, the Approved Plans shall be amended in a manner reasonably determined by Tenant and Landlord to incorporate the additional required Landlord’s Work.

6. Permits. Landlord shall be responsible, at its cost and expense, to obtain all permits and approvals required for or in connection with the Landlord’s Work (collectively, the “Permits”). Landlord shall also be responsible to pay all fees, charges and other costs due or payable in connection with the Permits or the Landlord’s Work.

7. Completion of Landlord’s Work. Landlord shall complete the Landlord’s Work (i) in a good and workmanlike and high quality manner, (ii) in accordance with the Approved Plans, (iii) in accordance with all Code Requirements and the Permits, and (iv) in accordance with the Construction Schedule.

8. Construction License. Tenant hereby grants in favor of Landlord and the Developer the license to go upon the Demised Premises in order to perform the Landlord’s Work (the “Right of Entry”) in accordance with the terms and conditions of this Amendment.

9. General Construction Standard. Landlord covenants and agrees that the Landlord’s Work will be performed using all commercially reasonable efforts and measures to maintain the security of Tenant’s facility being operated on the Retained Land (the “Sypris Facility”) and to minimize any inconvenience to Tenant and its customers, employees and other invitees.

10. Specific Construction Requirements.

(a) Construction Coordination. Landlord will coordinate all work on or impacting the Retained Land with Tenant’s construction coordinator, as designated from time to time by Tenant (“Tenant’s Construction Coordinator”). Tenant’s Construction Coordinator is initially Dan Germond, whose phone number is (813) 972-6972. Landlord will at all times have a construction manager to coordinate the Landlord’s Work and the work on the Released Land (“Landlord’s Construction Manager”), who will be Tenant’s primary contact for issues relative to the Landlord’s Work and the work on the Released Land and will be available to address concerns that Tenant may have during construction. Landlord’s Construction Manager is initially Dan Diciolla, whose phone number is (614) 623-4360 and whose e-mail address is dan.diciolla@edwardsccc.com. Landlord will notify Tenant’s Construction Coordinator immediately upon any change in Landlord’s Construction Manager. Without the intent of limiting the obligations of Landlord under this Amendment, Tenant acknowledges that it is contemplated that (i) the Landlord’s Work Obligations (as defined in Section 16) will be performed by the Developer (as provided for in Section 16) and that Landlord’s Construction Manager will in fact be an employee of Developer and not of Landlord, and (ii) Landlord will, in lieu of performing the Landlord’s Work Obligations, cause Developer to perform the Landlord’s Work Obligations.

(b) Construction Fencing. Landlord acknowledges the importance that the perimeter of the Retained Land being at all times secured due to the nature of the operations at the Sypris Facility. Prior to the commencement of any clearing, construction staging, earth work or other construction activities on the Released Land (“Construction Commencement”), Landlord shall cause a six (6) foot chain link construction fence to be erected around the Released Land and a portion of the Retained Land upon which certain Landlord’s Work is to be performed (the “Construction Fence”). The Construction Fence shall be in the location set out on Exhibit “D-1”. A portion of the Construction Fence, which runs from the Released Land across the 100’ platted utility easement to the east of the Released Land (designated as the “Easement Fence” on Exhibit “D-1”) shall be constructed to be permanent and shall remain to connect the Permanent Fence (as defined below) to the existing fence running along the east side of the 100 foot platted utility easement. The Easement Fence shall include a gate on each side and shall be in accordance with specifications approved by Tampa Electric Company, which approval Tenant agrees to coordinate. Tenant shall be responsible for the ongoing maintenance of the Easement Fence, subject to Landlord’s obligation to correct Defects as provided for in Section 12 below.

(c) Permanent Fence. Before the occupancy of any building within the Released Land (the “Initial Occupancy”), Landlord shall construct a permanent opaque fence six feet (6’) in height along the perimeter of the Released Land (as shown on Exhibit “ D-2”) in accordance with applicable Code Requirements and the specifications set out on Exhibit “D-3” (the “Permanent Fence”). The Permanent Fence shall be installed in accordance with the manufacturer’s recommendations and anchored as recommended by Landlord’s engineer given the applicable soil conditions. The Construction Fence shall be removed and the Permanent Fence shall be constructed in segments so that, at all times, there is a complete continuous fence along the northern and southern property lines of the Retained Land.

(d) Construction Activities. No portion of the Retained Land (other than that within the Construction Fence within which certain Landlord’s Work is to be performed) shall be used for construction access, construction staging or otherwise in connection with the development of the Released Land without the prior written consent of Tenant, which may be granted or denied in Tenant’s sole discretion.

(e) Liability Insurance. Landlord will carry (or cause to be carried) commercial general liability insurance covering liability in connection with the Landlord’s Work with a combined single limit of coverage of not less than $3,000,000, which shall name Tenant as an additional insured.

(f) Construction Sequencing. Landlord’s Work will be sequenced in a manner to minimize the impact on the efficient and orderly operation of the Demised Premises and to minimize any inconvenience to Tenant’s customers, employees and other invitees.

(g) Drainage During Construction. In order to avoid any ponding or accumulation of water on the Retained Land resulting from the improvements and other work contemplated for the Released Land, prior to doing any work which would disrupt or interfere with the existing flow of surface water from the Retained Land onto the Released Land, Landlord will perform such work and install such facilities as may be required (which may involve the installation of drainage pipes connected to a temporary pond on the Released Land), so that, at all times, the flow of surface water off of the Retained Land is not interfered with (the “Stormwater Control Measures”). The Stormwater Control Measures will stay in place until the Industrial Collection Facilities and the Multi-Family Stormwater Retention Facilities (as such terms are defined in the Declaration referenced in Section 17 of this Amendment) are completed and operational.

(h) Construction Debris and Materials. Except with Tenant’s prior written consent (which may be granted or denied in Tenant’s sole discretion), Landlord shall use all commercially reasonable efforts not to allow any trash, dirt, sand, debris or construction materials to be placed upon or to otherwise enter the Retained Land and any such trash, dirt, sand, debris or construction materials which become present on the Retained Land will be immediately removed by Landlord.

(i) Indemnity. Landlord agrees to indemnify, defend and hold Tenant harmless from and against any claims, damages, losses, costs and expenses (including, without limitation, attorneys fees) arising out of (i) the Landlord’s Work, or (ii) Landlord’s failure to comply with this Amendment, except to the extent any such claims, damages, losses, costs or expenses are caused by the active negligence or willful tortious acts or omissions of Tenant, or its agents, employees or contractors.

(j) Liens. Within thirty (30) days of a demand by Tenant (ten days if a foreclosure suit has been filed), Landlord will discharge by payment or bond any liens filed against the Demised Premises as a result of the Landlord’s Work or any other work, service or materials contracted for in connection with the Landlord’s Work or any work on the Released Land.

The foregoing work shall all be performed and complied with by Landlord as part of Landlord’s Work.

11. Completion of Work. Landlord’s Work shall be deemed completed (the “Completion of Landlord’s Work”) when (i) Landlord delivers to Tenant a certification of Landlord’s Construction Manager and Landlord’s general contractor that the Landlord’s Work has been fully completed in accordance with Approved Plans; (ii) the Landlord’s Work has been inspected by Tenant’s Construction Coordinator and any items found to be incomplete or deficient have been fully corrected to Tenant’s reasonable satisfaction; (iii) “as-built” plans for Landlord’s Work have been provided to Tenant; (iv) Landlord has delivered to Tenant a title report for the Retained Land reflecting that no liens have been filed against the Retained Land arising out of the Landlord’s Work and any Notice of Commencement that may encumber the Retained Land has been terminated; and (v) the Landlord’s Work has otherwise been completed as required by this Amendment. Landlord shall cause the substantial completion of Landlord’s Work to occur within two hundred twenty (220) days from Construction Commencement and the final Completion of Landlord Work to occur within thirty (30) days from substantial completion; provided that the foregoing dates shall be extended to the extent of delays in the Landlord’s Work caused by fire, labor and material shortages that were not reasonably foreseeable, hurricanes, storms and other extreme weather (other than reasonably foreseeable rain events), and other similar reasonably unforeseen events (expressly excluding financial inability to perform) that are outside the reasonable control of Landlord and would typically be included in force majeure delays for commercial construction projects in the state of Florida.

12. Correction of Defects. If prior to the first anniversary of the Completion of Landlord’s Work Tenant encounters or discovers any defects, omissions or deficiencies

(including a violation of the requirements of this Amendment) in the Landlord’s Work (each, a “Defect”), Tenant may provide notice of the Defect to Landlord (a “Defect Notice”). Except to the extent caused by the negligence or wrongful acts of Tenant, or its agents, employees or contractors, Landlord agrees to cure and correct the Defect as soon as reasonably possible following the Defect Notice through the exercise of all commercially reasonable efforts.

13. Declaration of Reciprocal Easements. Prior to Construction Commencement, Landlord shall cause to be fully executed and recorded the Declaration of Covenants, Restrictions and Easements in the form agreed upon by Landlord, Tenant and Developer (the “Declaration”) and notify Tenant that the Declaration has been recorded. The Declaration shall not be subject or subordinate to the lien of any mortgage.

14. Self-Help. If (i) any gap or deficiency develops in the Construction Fence which is not corrected on or before the second (2nd) day (excluding Sundays) following notice to Landlord’s Construction Manager (which may be by e-mail or phone; a voice mail message left shall be considered notice), or (ii) Landlord does not commence the cure of any Defect within five (5) days (excluding Sundays) following a Defect Notice and thereafter diligently and continually pursue the correction of the Defect to completion using all commercially reasonable efforts, or (iii) any other violation of this Amendment exists that negatively impacts, in any material respect (as reasonably determined by Tenant), Tenant’s use or operation of the Retained Land or any part thereof and Landlord does not commence the cure of the violation on or before the fifth (5th) day (excluding Sundays) following a notice from Tenant and thereafter diligently and continually pursue the correction of the violation to completion using all commercially reasonable efforts (provided that no notice or cure period shall be required for the second violation of the same provisions during any thirty day period), Tenant may take such action as is required to repair the Construction Fence or correct the Defect or abate the negative impact, as applicable, and the reasonably documented costs and expenses incurred by Tenant to take such action shall be due and payable from Landlord to Tenant within thirty (30) days following Tenant’s delivery to Landlord of an invoice therefor accompanied by reasonable documentation evidencing the costs and expenses incurred. Any sum that is not paid within the thirty (30) day period will bear interest (from the end of such twenty day period) at a rate equal to the lesser of (i) the Prime Rate of Interest (as published in the Wall Street Journal, currently in the Money Rates table) plus three percent (3%), and (ii) the maximum rate permitted under Florida law (the “Default Rate”).

15. Theft, Vandalism, Security Guard. If during the construction on the Released Parcel, Tenant reports to Developer or Landlord’s Construction Manager more than two incidents of theft, vandalism or trespassing (reasonably believed by Tenant to be a result of the construction on the Released Land), Developer will, at Tenant’s request, reimburse Tenant for the reasonable cost to hire a security guard to patrol the perimeter of the Retained Land during such hours as Tenant may reasonably be necessary or desirable. The reimbursement shall be due and payable within ten (10) days of Developer’s receipt of an invoice therefor and if not paid when due shall accrue interest at the Default Rate until paid. The Landlord, Tenant and Developer have agreed that the obligations under this Section 15 shall only be the obligation of the Developer and not of Landlord.

16. Joinder of Developer. The obligations under Sections 4, 5, 6, 7, 8, 9, 10, 11, 12 and 14 of this Amendment are referred to below as the “Landlord’s Work Obligations”. By separate agreement, between Landlord and the Developer, the Landlord’s Work Obligations have been assumed by the Developer, but this does not, in any way, reduce or otherwise impact Landlord’s obligation to Tenant under this Amendment, including, but not limited to, with respect to the Landlord’s Work Obligations.

17. Obligations Under Declaration. Substantially concurrently with the execution of this Amendment, Landlord is executing and recording a Declaration of Covenants, Restrictions and Easements (the “Declaration”). During the term of the Lease, Tenant agrees to comply with the Declaration as it relates to the use of the Demised Premises and to perform all of the obligations of the Owner of the Demised Premises under the Declaration, including, without limitation, the obligation to maintain the Access Driveway, the obligation to maintain the Industrial Collection Facilities (including, without limitation, all related under and above ground swales, grates, lines and pipes within the Demised Premises), and the obligation to Maintain the Border Fence, as each of those terms are defined in the Declaration; provided that Tenant is not assuming any liability for the acts of Landlord in violation of the Declaration or which create liability under the Declaration.

18. Amendment Limited. Except as provided for in this Amendment and except as may be required for consistency with this Amendment, the Lease remains unmodified and in full force and effect and is hereby ratified and confirmed.

19. Successors and Assigns. This Amendment shall inure to the benefit of and be binding upon the successors and assigns of the parties hereto.

20. Counterpart Execution. This Amendment may be executed in multiple identical counterparts, all of which together shall constitute one document and this Amendment. The parties authorize the signature pages to be detached from the counterparts of this Amendment and all attached to one counterpart to form a single integrated document.

21. Electronic Delivery. The parties agree that signed copies of this Amendment delivered electronically may be relied upon, and that it shall not be necessary to obtain a copy containing an original signature for the enforceability of this Amendment.

22. Real Estate Taxes. Taxes allocated to the Released Land shall be prorated as provided for in Sections 7(a) and (b) of the Third Amendment.

23. Exhibits. The following Exhibits are attached to and a part of this Amendment:

Exhibit “A-1” -	Legal Description of Released Land

Exhibit “A-2” -	Depiction of Released Land

Exhibit “B-1” -	Legal Description of Retained Land (Demised Premises following release)

Exhibit “B-2” -	Depiction of Retained Land (Demised Premises following release)

Exhibit “C-1” -	Initial Summary of Contemplated Landlord’s Work

Exhibit “C-2” -	Preliminary Sketch of Certain Landlord’s Work

Exhibit “C-3” -	Stormwater Management Areas

Exhibit “D-1” -	Construction Fence and Easement Fence

Exhibit “D-2” -	Permanent Fence Location

Exhibit “D-3” -	Permanent Fence Specification

Exhibit “X” -	List of Contemplated Improvements

IN WITNESS WHEREOF, authorized representatives of Landlord and Tenant have executed this Amendment as shown below, effective as of the Effective Date.

SWEETWELL INDUSTRIAL ASSOCIATES, L.P.		SYPRIS ELECTRONICS, LLC

By: Capital Properties Associates IX, L.P. Limited, a Delaware limited partnership, as its general partner		By:

Name:
By:		Title:

Name:		Date:	August , 2008
Title:

Date:	August , 2008

Witnesses (as to Tenant ):		Witnesses (as to Landlord ):

Name:		Name:

Name:		Name:

JOINDER OF DEVELOPER OF RELEASED LAND

The undersigned (the “Developer”) is or will be the tenant of the Landlord (or an affiliate of the Landlord) for the Released Land and intends to construct upon the Released Land a multi-family project intended to serve the needs of the students of the University of South Florida (the “Student Housing Project”). As between the Landlord and the Developer, it is the agreement that the Developer shall, at its cost and in accordance with the requirements of the Lease, as amended by the foregoing Fourth Amendment, perform the Landlord’s Work Obligations and all related obligations. As to Tenant, the Landlord and Developer are jointly and severally liable for the performance of the Landlord’s Work and neither shall be entitled to raise, as a defense to any claim or action by Tenant, that Tenant should first or simultaneously pursue the other.

Developer further agrees that prior to the Separate Assessment (as defined in the Third Amendment) of the Released Land and the Retained Land, Developer will pay to Tenant or reimburse Landlord for (if paid by Landlord) that portion of the Taxes as to which Landlord is responsible under Section 7(a) and 7(b) of the Third Amendment (copies of which have been provided to Developer). The Landlord will attempt to obtain a Separate Assessment as promptly as is reasonably possible. As to Tenant, the Landlord and Developer are jointly and severally liable for the performance of the Landlord’s obligations under Section 7(a) and 7(b) of the Third Amendment and neither shall be entitled to raise, as a defense to any claim or action by Tenant, that Tenant should first or simultaneously pursue the other.

UNIVERSITY RESIDENCES-TAMPA, LLC

By:	Tremont Family II LLC, its manager

By:

Name:
Its:

Date:	August , 2008

APPROVAL OF LENDER

The undersigned (“Lender”), the current holder of that certain Modification and Restatement of Mortgage by Sweetwell Industrial Associates, L.P., a Delaware limited partnership in favor of JPMorgan Chase Bank, N.A., a banking association chartered under the laws of the United States of America (“Original Lender”), dated December 28, 2006, and filed for record on January 5, 2007 in Official Records Book 17302, Pages 1629-1704 bearing instrument number 2007006837 in the official records of the Clerk of the Circuit Court Hillsborough County, Florida (the “Recorder’s Office”), and as assigned by Original Lender to Lender pursuant to a certain Assignment of Modification and Restatement of Mortgage filed for record on August 9, 2007 in Official Records Book 18018, Pages 383-386 at 11:59:03 a.m. bearing instrument number 2007353142 in the Recorder’s Office (the “Mortgage”) encumbering the original Demised Premises described in the foregoing Fourth Amendment, hereby consents to and approves the foregoing Fourth Amendment to the extent required under the Mortgage and other loan documents between Lender and Landlord and under the Subordination, Nondisturbance and Attornment Agreement dated December 26, 2006 (the “SNDA”) between Landlord, Tenant and JPMORGAN CHASE BANK, N.A., a banking association chartered under the laws of the United States of America, as to whom Lender is successor in interest. The undersigned is not, by this Approval of Lender, agreeing to perform any of the obligations of the Landlord under the foregoing Fourth Amendment or to be liable for any failure of the Landlord to perform under the foregoing Fourth Amendment.

Wells Fargo Bank, N.A., as Trustee for the Registered Holders of J.P. Morgan Chase Commercial Mortgage Securities Trust 2007-CIBC18, Commercial Mortgage Pass-Through Certificates, Series 2007-CIBC18

By:	Capmark Finance Inc., a California corporation, its Master Servicer

By:
Name:	Gary A. Routzahn
Its:	Vice President, Manager

Date:	August , 2008

CONSENT OF LEASE GUARANTOR

The undersigned (the “Guarantor”), the Guarantor under the Lease Guaranty (the “Guaranty”) made by Guarantor and delivered to Landlord in connection with the execution of the Third Amendment hereby consents to the foregoing Fourth Amendment and acknowledges and agrees that the Fourth Amendment does not in any way impact the liability of the Guarantor under the Guaranty. When used in the Guaranty the term “Lease” shall mean the Lease referenced in the Guaranty, as amended by the Fourth Amendment.

Guarantor:

Sypris Solutions, Inc., a Delaware corporation

By:

Name:
Its:

Date: August , 2008

Exhibit “A-1”

Legal Description of Released Land

NORTH PARCEL LEGAL DESCRIPTION:

A TRACT OF LAND LYING AND BEING A PORTION OF LOT 20, OF TAMPA INDUSTRIAL PARK, AS RECORDED IN PLAT BOOK 34, PAGE 79 AS RECORDED IN PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, IN SECTION 16, TOWNSHIP 28 SOUTH, RANGE 19 EAST, HILLSBOROUGH COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE NORTHWEST CORNER OF SAID LOT 20; THENCE SOUTH 89°55’31” EAST, ALONG THE NORTH LINE OF SAID LOT 20, A DISTANCE OF 915.37 FEET TO THE NORTHEAST CORNER OF SAID LOT 20; THENCE SOUTH 00°18’46” WEST, ALONG THE EAST LINE OF SAID LOT 20, A DISTANCE OF 311.17 FEET; THENCE DEPARTING SAID EAST LINE NORTH 89°48’08” WEST, A DISTANCE OF 611.31 FEET; THENCE NORTH 71°34’46” WEST, A DISTANCE OF 57.46 FEET; THENCE SOUTH 89°47’39” WEST, A DISTANCE OF 249.42 FEET TO THE EASTERLY RIGHT OF WAY LINE OF MALCOLM McKINLEY DRIVE; THENCE NORTH 00°18’29” EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 293.00 FEET TO THE POINT OF BEGINNING.

CONTAINING 279,180 SQUARE FEET OR 6.409 ACRES, MORE OR LESS.

SOUTH PARCEL LEGAL DESCRIPTION:

A TRACT OF LAND LYING AND BEING A PORTION OF LOTS 22 AND 23, OF TAMPA INDUSTRIAL PARK, AS RECORDED IN PLAT BOOK 34, PAGE 79 AS RECORDED IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, IN SECTION 16, TOWNSHIP 28 SOUTH, RANGE 19 EAST, HILLSBOROUGH COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

BEGINNING AT THE SOUTHWEST CORNER OF SAID LOT 23, THENCE NORTH 00°18’13” EAST, ALONG THE EASTERLY RIGHT OF WAY OF MALCOLM McKINLEY DRIVE AND THE WESTERLY LINE OF SAID LOTS 22 AND 23, A DISTANCE OF 641.78 FEET; THENCE SOUTH 89°40’48” EAST, A DISTANCE OF 413.03 FEET; THENCE SOUTH 00°17’29” WEST, A DISTANCE OF 300.00 FEET; THENCE SOUTH 89°42’48” EAST, A DISTANCE OF 502.25 FEET TO THE EASTERLY LINE OF SAID LOT 22 AND THE WESTERLY LINE OF A 100 FOOT RAILROAD AND UTILITIES EASEMENT; THENCE ALONG SAID LINE THE FOLLOWING TWO(2) COURSES, (1)SOUTH 00°17’38” WEST, A DISTANCE OF 100.14 FEET TO THE POINT OF CURVATURE; (2)SOUTHERLY ALONG THE ARC OF A CURVE TO THE RIGHT, HAVING A RADIUS OF 523.68 FEET, AN ARC LENGTH OF 247.31 FEET, A CENTRAL ANGLE OF 27°03’28”, AND A CHORD BEARING AND DISTANCE OF SOUTH 13°48’34” WEST, 245.02 FEET TO THE SOUTHEAST CORNER OF SAID LOT 23; THENCE NORTH 89°55’32” WEST, ALONG THE SOUTH LINE OF SAID LOT 23, A DISTANCE OF 858.15 FEET TO THE POINT OF BEGINNING.

CONTAINING 430,623 SQUARE FEET OR 9.886 ACRES, MORE OR LESS.

Exhibit “A-2”

Depiction of Released Land

Exhibit “B-1”

Legal Description of Retained Land

(Demised Premises following release)

A TRACT OF LAND LYING AND BEING ALL OF LOT 21 AND A PORTION OF LOTS 20, 22 AND 23, OF TAMPA INDUSTRIAL PARK, AS RECORDED IN PLAT BOOK 34, PAGE 79 AS RECORDED IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA, IN SECTION 16, TOWNSHIP 28 SOUTH, RANGE 19 EAST, HILLSBOROUGH COUNTY, FLORIDA, BEING MORE PARTICULARLY DESCRIBED AS FOLLOWS:

COMMENCE AT THE NORTHWEST CORNER OF SAID LOT 20, THENCE SOUTH 00°18’29” WEST, ALONG THE EASTERLY RIGHT OF WAY LINE OF MALCOLM McKINLEY DRIVE, A DISTANCE OF 293.00 FEET TO THE POINT OF BEGINNING; THENCE NORTH 89°47’39” EAST, A DISTANCE OF 249.42 FEET; THENCE SOUTH 71°34’46” EAST, A DISTANCE OF 57.46 FEET; THENCE SOUTH 89°48’08” EAST, A DISTANCE OF 611.31 FEET TO THE WESTERLY LINE OF 100 FOOT RAILROAD AND UTILITIES EASEMENT AS RECORDED IN PLAT BOOK 34, PAGE 79, AS RECORDED IN THE PUBLIC RECORDS OF HILLSBOROUGH COUNTY, FLORIDA; THENCE ALONG SAID WESTERLY LINE THE FOLLOWING TWO(2) COURSES: (1)SOUTH 00°18’46” WEST, A DISTANCE OF 675.25 FEET TO THE SOUTH LINE OF THE NORTHWEST 1/4 OF SAID SECTION 16; (2)SOUTH 00°17’38” WEST, A DISTANCE OF 495.25 FEET; THENCE NORTH 89°42’48” WEST, A DISTANCE OF 502.25 FEET; THENCE NORTH 00°17’29” EAST, A DISTANCE OF 300.00 FEET; THENCE NORTH 89°40’48” WEST, A DISTANCE OF 413.03 FEET TO THE SAID EASTERLY RIGHT OF WAY LINE OF MALCOLM McKINELY DRIVE; THENCE NORTH 00°18’13” EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 195.66 FEET TO SAID SOUTH LINE OF NORTHWEST 1/4; THENCE NORTH 00°18’29” EAST, ALONG SAID RIGHT OF WAY LINE, A DISTANCE OF 689.39 FEET TO THE POINT OF BEGINNING.

CONTAINING 951,503 SQUARE FEET OR 21.8435 ACRES, MORE OR LESS.

Exhibit “B-2”

Depiction of Retained Land

(Demised Premises following release)

Exhibit “C-1”

Summary of Contemplated Landlord’s Work

(Set out in more detail in the Approved Plans)

1.	Parking Lot Reconfiguration. The parking lot shall be reconfigured consistent with Exhibit “C-2”, or as otherwise required to complete the Landlord’s Work and approved by Tenant. The reconfiguration will involve the relocation of internal drive isles and parking spaces and the creation of landscaped islands, and when completed there will be no less than eight hundred (800) full size parking spaces on the Retained Land.

2.	Lighting. The lighting fixtures located upon (or immediately adjacent to) the Released Land will be properly disconnected and relocated (or replaced, if necessary) upon the Retained Land, all in accordance with a lighting plan to be approved as part of the Approved Plans, so that all lighting fixtures are operational. Some of this work may be performed by Tampa Electric Company, but Landlord will coordinate the work and be responsible for its completion.

3.	Utility Line Relocation. Any utility lines serving the Retained Land which are located upon the Released Land will be relocated in a manner approved by Tenant, and, if required, the applicable utility provider. Any relocation will be performed to avoid any interruption in utility service and to schedule any unavoidable period of interruption to a time designated by Tenant.

4.	Landscaping. Landscaping, landscaped areas, buffer areas and impervious areas shall be installed as required to comply with all Code Requirements, all in accordance with a landscaping plan to be approved as part of the Approved Plans.

5.	Drainage. Stormwater collection, transmission, treatment, storage and retention faculties shall be provided to serve each of the Stormwater Management Areas reflected on Exhibit “C-3” (the “Stormwater Management Areas”), (i) to comply with all Code Requirements (including, but not limited to, SWFWMD requirements) and (ii) so as to provide for the proper drainage of water from (and to avoid any ponding or pooling of water within) the Stormwater Management Areas. Landlord is not required to provide for the drainage of water from outside the Stormwater Management Areas unless required by SWFWMD or Code Requirements.

6.	Operation of Shared Access Drive. Driveways, signage, markings and traffic control devices (on the Released Land or the Retained Land) shall be designed and constructed in a manner for the efficient operation of the Access Drive serving the North Parcel of the Released Land, so as to avoid any staking or back-up of cars entering the North Parcel of the Released Land within the Access Drive on the Retained Land. Signage, markings and traffic control devices are subject to obtaining the approval of the City of Tampa, to the extent required.

7.	Resurfacing of Shared Access Drive. The Access Drive will be resurfaced as follows: (i) the existing asphalt surface will be milled and removed down to the top of the limerock base course, (ii) the asphalt removed will be replaced with new asphalt, the thickness of which is to be based upon an analysis of the amount of projected traffic to be made by Developer’s engineer, based upon traffic projections for the North Parcel by Developer’s engineer and traffic projections for the Retained Parcel to be provided by Tenant (the “Traffic Analysis”). The Traffic Analysis will be subject to Tenant’s approval, which approval will not be unreasonably withheld, delayed or conditioned. A minimum thickness of one and one-half inches is required for lightly traveled areas, more for more heavily traveled areas, consistent with the advise of Developer’s geotechnical engineer. The timing of this work and access to the Demised Premises to perform this work will be coordinated with Tenant to avoid any unnecessary adverse impact to Tenant’s use of the Access Drive.

8.	Other Work. All other work required under the Permits and to comply with all Code Requirements.

Exhibit “C-2”

Preliminary Sketch of Certain Landlord’s Work

Exhibit “C-3”

Stormwater Management Areas

Exhibit “D-1”

Construction Fence and Easement Fence

Exhibit “D-2”

Permanent Fence Location

Exhibit “D-3”

Permanent Fence Specification

EXHIBIT “X”

(Replacing Exhibit “B” to Third Amendment)

LIST OF CONTEMPLATED IMPROVEMENTS

(Refer to Section 5)

1. Remodel design engineering office area

2. Remodel IT office area

3. Construct new offices in Human Resources and Finance

4. Replace all exterior doors (except front lobby)

5. Demolish and reconfigure New Product Introduction area

6. Paint water storage tank

7. Repair concrete at South entrance and bollards at nitrogen tanks

8. Install security fencing across front of building

9. Build remote guard shack for truck deliveries and visitor property access

10. Install electrically controlled gates on parking lot entrances with bar code reading capabilities for employee parking

11. Upgrade fire alarm system with lightning protection and newer system software

12. Replace fire pump house fuel storage tank

13. Replace hydro-constant pump for improved water pressure throughout building

14. Install manhole access at rear of production floor to facilitate better floor drain maintenance

15. Remodel rear guard shack (to be better able to avoid storm damage)

16. Build Sensitive Compartmented Information Facilities (“SCIF”)/conference room in engineering area to qualify for hosting meetings and storing information related to Top Secret projects

17. Remodel Computer Training Center

18. Build new Security Office

19. Install new carpeting in front office areas and paint office areas and hallways

20. Paint roof with reflective coating for energy savings

21. Remodel/upgrade main employee training room

22. Build customer offices